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                                                                   EXHIBIT 10.24

                              EMPLOYMENT AGREEMENT

       THIS AGREEMENT is entered into as of the 18th day of September, 2000 (the "Effective Date"), by and between Donald Listwin (the "Executive") and Phone.com, Inc., a Delaware corporation (the "Corporation").

       For ease of reference, this Agreement is divided into the following parts:


FIRST PART:   TERM OF EMPLOYMENT, DUTIES AND SCOPE, COMPENSATION AND BENEFITS
              DURING EMPLOYMENT


SECOND PART:  COMPENSATION AND BENEFITS IN CASE OF INVOLUNTARY TERMINATION


THIRD PART:   COMPENSATION AND BENEFITS IN CASE OF A CHANGE IN CONTROL


FOURTH PART:  PARACHUTE PAYMENTS, CONFIDENTIAL INFORMATION, SUCCESSORS,
              MISCELLANEOUS PROVISIONS, SIGNATURE PAGE
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FIRST PART:   TERM OF EMPLOYMENT, DUTIES AND SCOPE, COMPENSATION AND BENEFITS
              DURING EMPLOYMENT

Section 1.  Term of Employment
------------------------------

(a)  At-Will.  Subject to the terms and conditions of this Agreement,
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     Executive's employment with the Corporation is "at will" and Executive or the Corporation are free to terminate the employment relationship at any time, with or without Cause upon at least thirty (30) days written notice.

(b)  Termination for Cause.  The Corporation may terminate the Executive's
     ---------------------
     employment at any time for Cause. For all purposes under this Agreement, "Cause" shall mean (1) a willful failure by the Executive to substantially perform the Executive's duties under this Agreement, other than a failure resulting from the Executive's complete or partial incapacity due to physical or mental illness or impairment, (2) a willful act by the Executive that constitutes gross misconduct and that is materially injurious to the Corporation, (3) a willful breach by the Executive of a material provision of this Agreement, (4) a material and willful violation of a federal or state law or regulation applicable to the business of the Corporation that is materially and demonstrably injurious to the Corporation, or (5) a material failure to achieve such reasonable financial and other performance measures as shall be agreed upon by the Compensation Committee of the Board of Directors and the Executive; all as determined by the Compensation Committee of the Board of Directors in good faith; provided, however, that failure of the parties to reasonably agree to such performance measures shall not be grounds for termination for cause.__No act, or failure to act, by the Executive shall be considered "willful" unless committed without good faith and without a reasonable belief that the act or omission was in the Corporation's best interest.

(c)  Termination for Disability.  The Corporation may terminate the Executive's
     --------------------------
     employment for Disability by giving the Executive not less than thirty-(30) day's advance written notice. For all purposes under this Agreement, "Disability" shall mean that the Executive, at the time the notice is given, has been unable to perform the Executive's duties under this Agreement for a period of not less than six (6) consecutive months as a result of the Executive's incapacity due to physical or mental illness. In the event that the Executive resumes the performance of substantially all of the Executive's duties under this Agreement before the termination of the Executive's employment under this Section 1 becomes effective, the notice of termination shall automatically be deemed to have been revoked.

(d) Termination of Agreement. This Agreement shall expire when all obligations of the parties hereunder have been satisfied.
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Section 2.  Duties and Scope of Employment
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(a)  Position.  The Corporation agrees to employ the Executive in the positions
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     of President and Chief Executive Officer ("PCEO").  Executive shall be given such duties, responsibilities and authorities as are appropriate to his position. Executive shall also serve as a Director on the Corporation's Board of Directors (the "Board").

(b)  Obligations.  During the Agreement, the Executive shall devote the
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     Executive's full business efforts and time to the business and affairs of the Corporation as needed to carry out his duties and responsibilities hereunder subject to the overall supervision of the Board. The foregoing shall not preclude the Executive from engaging in appropriate civic, charitable or religious activities or from devoting a reasonable amount of time to private investments or from serving on the boards of directors of other entities, as long as such activities and service do not interfere or conflict with the Executive's responsibilities to the Corporation.

Section 3.  Base Compensation
-----------------------------

During the Agreement, the Corporation agrees to pay the Executive as compensation for services a base salary at the annual rate of $250,000, or at such higher rate as the Compensation Committee of the Board may determine from time to time. Such salary shall be payable in accordance with the standard payroll procedures of the Corporation. The annual compensation specified in this
Section 3, together with any increases in such compensation that the Compensation Committee of the Board may grant from time to time, is referred to in this Agreement as "Base Compensation."

Section 4.  Incentive Compensation
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During the Agreement, the Corporation shall award the Executive annual incentive compensation ("Incentive Compensation") based upon a target which shall be at least 50% of the Base Compensation, with the actual annual incentive award determined in accordance with the achievement of financial and other performance measures. Executive shall also have the opportunity to earn two (2) times the annual target based upon attainment of objectives defined by the Compensation Committee. A minimum bonus equal to at least the target bonus shall be guaranteed and paid in full as soon as practicable after the end of fiscal year 2001. Any compensation paid to the Executive as Incentive Compensation shall be in addition to the Base Compensation. The Compensation Committee of the Board will review the Executive's Incentive Compensation annually to ensure that the target remains competitive.

Section 5.  Equity Compensation
-------------------------------

(a)  Stock Options.  Executive will be granted six (6) million stock options to
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     purchase the Corporation's common stock in accordance with the terms and conditions of the applicable stock option agreements associated therewith. The per share exercise price for such options shall be the closing trading price on the Effective Date. Such options shall
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     vest as to twenty-five percent (25%) of the options on the first anniversary of the Effective Date and ratably thereafter at the rate of 1/48 of such option award per month.

(b)  Other Equity Awards.  The Executive shall be considered for awards under
     -------------------
     the Corporation's existing and any new compensation and benefit plans in order to ensure that Executive's long-term incentives are competitive.

Section 6.  Executive Benefits
------------------------------

During the Agreement, the Executive shall be eligible to participate in all employee and executive benefit plans and executive compensation programs maintained by the Corporation, including (without limitation) savings or profit-sharing plans, deferred compensation plans, stock option, incentive or other bonus plans, life, disability, health, accident and other insurance programs, and similar plans or programs. Executive shall also be covered under the Corporation's standard director and officer insurance and indemnification programs.

Section 7.  Business Expenses and Travel
----------------------------------------

While rendering services to the Corporation, the Executive is authorized to incur and shall be reimbursed for all necessary and reasonable travel, entertainment and other business expenses.

Section 8.  Death or Disability
-------------------------------

If Executive's employment with the Corporation is terminated at any time due to death or Disability, Executive shall receive (a) one (1) year of health coverage, comparable to that provided to other senior executives of the Corporation, for himself (if termination was due to Disability) and his family and (b) continuance of life insurance coverage on his life for one (1) year following termination (if termination was due to Disability). To the extent that the Corporation finds it undesirable to cover the Executive under the group life insurance and health plans of the Corporation, the Corporation shall provide the Executive (at its own expense) with the same level of coverage under individual policies.
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SECOND PART:  COMPENSATION AND BENEFITS IN CASE OF INVOLUNTARY TERMINATION

Section 9.  Terminations
------------------------

This Second Part of the Agreement, consisting of Sections 9 through 10, describes the benefits and compensation, if any, payable in case of a Qualifying Termination of employment. The Third Part of the Agreement, consisting of Sections 11 and 12, describes benefits and compensation, if any, payable in case of a Change in Control.

Section 10.  Termination Without Cause; Involuntary Termination
---------------------------------------------------------------

In the event that, during the Agreement, the Executive's employment terminates in a Qualifying Termination, as defined in Section 10(a), then, after executing the release of claims described in Section 10(c), the Executive shall be entitled to receive the payments and benefits described in Section 8 and Section 10(b).

(a)  Qualifying Termination.  A Qualifying Termination occurs if:
     ----------------------

     (1) The Corporation terminates the Executive's employment for any reason other than Cause, Death or Disability; or

     (2) The Executive experiences an Involuntary Termination not resulting from a Change in Control. For purposes of this Agreement, Involuntary Termination shall mean the occurrence of any of the following without the Executive's prior written consent: (i) a greater than 10% reduction in Executive's base compensation, incentive compensation target and benefits except if a majority of the Board of Directors vote to reduce the salary of the Executive and the rest of the Corporation's executive officers by the same percentage amount for the same time period, (ii) a material change in Executive's status or his responsibilities (excluding loss of title as President of the Corporation), (iii) the Corporation's failure to continue Executive as its CEO, (iv) the Corporation's failure to nominate Executive for re-election as a member of the Board of Directors (unless Executive's employment is terminated for Cause), (v) if Executive is not at all times the Chief Executive Officer of the Corporation's ultimate parent entity (if any), or (vi) a requirement to relocate, except for office relocations that would not increase the Executive's one-way commute distance by more than thirty (30) miles. For purposes of greater clarity, termination for Cause, death or Disability shall not give rise to an Involuntary Termination.

(b)  Payments and Benefits.  The Corporation shall pay to the Executive
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     following the date of termination of employment the following aggregate payments and benefits spread ratably over the succeeding twelve (12) months, in accordance with standard payroll procedures:

     (1) One (1) times the Executive's Base Compensation in effect on the date of the termination of employment;
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     (2)  One (1) times the Executive's target Incentive Compensation for the year in which Executive's employment is terminated;

     (3) 50% of Executive's then unvested stock options shall become vested and Executive shall have one (1) year after the date of Qualifying Termination to exercise all vested options and Executive's remaining unvested options, if any, shall not expire until the earlier of (i) their original expiration date or (ii) one (1) year after the date of Qualifying Termination; and

     (4)  The same level of health and life insurance coverage provided under
          Section 8 above. This coverage will be provided for one (1) year after termination of employment with COBRA benefits to begin thereafter. The obligation of the Corporation to provide continued health and life insurance benefits under this Section 10 shall cease if Executive becomes employed by another employer and such employer provides the Executive with life insurance and health plan coverage that is comparable to the coverage contemplated by this Section 10.

(c)  Release of Claims.  As a condition to the receipt of the payments and
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     benefits described in this Section 10, the Executive shall be required to execute a release of all claims arising out of the Executive's employment or the termination thereof including, but not limited to, any claim of discrimination under state or federal law, but excluding claims for indemnification from the Corporation under any indemnification agreement with the Corporation, its certificate of incorporation and by-laws or applicable law or claims for directors and officers' insurance coverage.

(d)  Conditions to Receipt of Payments and Benefits.  In view of Executive's
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     position and his access to Confidential Information, as a condition to the receipt of cash payments and health and life insurance benefits described in this Section 10, the Executive shall not, without the Corporation's written consent, directly or indirectly, alone or as a partner, joint venturer, officer, director, Executive, consultant, agent or stockholder (other than a less than 5% stockholder of a publicly traded company) (i) engage in any activity which is in competition with the business, the products or services of the Corporation (a list of competitors and competitive products and services, which may be updated, is attached hereto), (ii) solicit any of the Corporation's Executives, consultants or customers, (iii) hire any of the Corporation's Executives or consultants in an unlawful manner or actively encourage Executives or consultants to leave the Corporation, or (iv) otherwise breach his Confidential Information obligations.

(e)  No Mitigation.  Except as provided in Section 10(b)(4), the Executive shall
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     not be required to mitigate the amount of any payment or benefit contemplated by this Section 10, nor shall any such payment or benefit be reduced by any earnings or benefits that the Executive may receive from any other source.
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THIRD PART:  COMPENSATION AND BENEFITS IN CASE OF A CHANGE IN CONTROL

Section 11.  Change in Control
------------------------------

(a) If Executive is still employed by the Corporation and there is a Change in Control, 50% of Executive's then unvested stock options shall become vested. His remaining unvested stock options shall continue to vest at the same rate of vesting as before the Change in Control subject to Section 11(b) below.

(b) If a Qualifying Termination occurs in connection with a Change in Control or within eighteen (18) months after a Change in Control, the Executive will receive a cash severance payment equal to one (1) times the sum of his Base Compensation and target Incentive Compensation less any severance payments previously made under Section 10(b) above. Such severance will be paid in a lump sum within ten (10) days of the Qualifying Termination. Executive shall receive the same health and life insurance benefits provided in Section 8. Additionally, all of Executive's unvested stock options, if any, shall vest in full and Executive shall have one (1) year after the date of Qualifying Termination to exercise his vested options.

Section 12.  Definition of Change in Control
--------------------------------------------

For all purposes under this Agreement, "Change in Control" shall be as defined below.

          (i) The stockholders of the Corporation approve an agreement for the sale of all or substantially all of the assets of the Corporation to a person or entity; or

          (ii) The stockholders of the Corporation approve a merger or consolidation of the Corporation with any other corporation, other than a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation;

          (iii) Completion of a tender or exchange offer or other transaction or series of transactions by a person or entity that results in less than a majority of the outstanding voting shares of the surviving corporation being held, immediately after such transaction or series of transactions, by the holders of the voting shares of the Corporation outstanding immediately prior to such transaction or series of transactions.

     Notwithstanding the foregoing, a "Change in Control" shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions (i) immediately following which the record holders of the common stock of the Corporation immediately prior to such transaction or series of transactions continue to have substantially the

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same proportionate ownership in an entity which owns all or substantially all of the assets of the Corporation immediately following such transaction or series of transactions or (ii) involving the proposed merger between the Corporation and Software.com, Inc.; or

               (iv) Approval by the stockholders of the Corporation of a complete liquidation or dissolution of the Corporation.

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

FOURTH PART:  PARACHUTE PAYMENTS, CONFIDENTIAL INFORMATION, SUCCESSORS,
               MISCELLANEOUS PROVISIONS, SIGNATURE PAGE

Section 13.  Parachute Payments
-------------------------------

     In the event that the severance and other benefits provided for in this Agreement or otherwise payable to the Executive (i) constitute "parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), and (ii) but for this Section 13, would be subject to the excise tax imposed by Section 4999 of the Code (or any corresponding provisions of state income tax law), then the Executive's severance benefits under Section 11 shall be either

          (a)  delivered in full, or

          (b) delivered as to such lesser extent which would result in no portion of such severance benefits being subject to excise tax under Section 4999 of the Code, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the excise tax imposed by
Section 4999, results in the receipt by the Executive on an after-tax-basis, of the greater amount of severance benefits, notwithstanding that all or some portion of such severance benefits may be taxable under Section 4999 of the Code. Unless the Corporation and the Executive otherwise agree in writing, any determination required under this Section 13 shall be made in writing by the Corporation's accountants, whose determination shall be conclusive and binding upon the Executive and the Corporation for all purposes. For purposes of making the calculations required by this Section 13, the accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Corporation and the Executive shall furnish to the accountants such information and documents as the accountants may reasonably request in order to make a determination under this Section 13. The Corporation shall bear all costs the accountants may reasonably incur in connection with any calculations contemplated by this Section 13. In the event that subsection (a) above applies, then Executive shall be responsible for any excise taxes imposed with respect to such severance and other benefits. In the event that subsection (b) above applies, then each benefit provided hereunder shall be proportionately reduced to the extent necessary to avoid imposition of such excise taxes.

Section 14.  Confidential Information
-------------------------------------

The Corporation and the Executive will enter into the Corporation's standard Employee Inventions and Assignment Agreement which shall govern use by the Executive of the Corporation's confidential information.

Section 15.  Successors
-----------------------

(a)  Corporation's Successors.  The Corporation shall require any successor
     ------------------------
     (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise)

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

     to all or substantially all of the Corporation's business and/or assets, by an agreement in substance and form satisfactory to the Executive, to assume this Agreement and to agree expressly to perform this Agreement in the same manner and to the same extent as the Corporation would be required to perform it in the absence of a succession. The Corporation's failure to obtain such agreement prior to the effectiveness of a succession shall be a breach of this Agreement and shall entitle the Executive to all of the compensation and benefits to which the Executive would have been entitled hereunder if the Corporation had involuntarily terminated the Executive's employment without Cause or Disability, on the date when such succession becomes effective. For all purposes under this Agreement, the term "Corporation" shall include any successor to the Corporation's business and/or assets that executes and delivers the assumption agreement described in this Section 15(a) or that becomes bound by this Agreement by operation of law.

(b)  Executive's Successors.  This Agreement and all rights of the Executive
     ----------------------
     hereunder shall inure to the benefit of, and be enforceable by, the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

Section 16.  Miscellaneous Provisions
-------------------------------------

(a)  Waiver.  No provision of this Agreement shall be modified, waived or
     ------
     discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Executive and by an authorized officer of the Corporation (other than the Executive). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

(b)  Whole Agreement.  No agreements, representations or understandings (whether
     ---------------
     oral or written and whether express or implied) that are not expressly set forth in this Agreement have been made or entered into by either party with respect to the subject matter hereof. In addition, the Executive hereby acknowledges and agrees that this Agreement, the stock option agreements referenced above, and the Employee Inventions and Assignment Agreement supersede in their entirety any agreements between the Executive and the Corporation in effect immediately prior to the effective date of this Agreement. As of the Effective Date, any such agreement shall terminate without any further obligation by either party thereto, and the Executive hereby relinquishes any further rights that the Executive may have had under any such prior agreement.

(c)  Notice.  Notices and all other communications contemplated by this
     ------
     Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. In the case of the Executive, mailed notices shall be addressed to the Executive at the home address that the Executive most recently communicated to the Corporation in

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

     writing. In the case of the Corporation, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of the Board.

(d)  No Setoff.  Except as provided in Section 10, there shall be no right of
     ---------
     setoff or counterclaim, with respect to any claim, debt or obligation, against payments to the Executive under this Agreement.

(e)  Choice of Law.  The validity, interpretation, construction and performance
     -------------
     of this Agreement shall be governed by the laws of the State of California, irrespective of California's choice-of-law principles.

(f)  Severability.  The invalidity or unenforceability of any provision or
     ------------
     provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

(g)  Arbitration.  Except as otherwise provided in Section 13 and in the
     -----------
     enforcement of Section 14, any dispute or controversy arising out of the Executive's employment or the termination thereof, including, but not limited to, any claim of discrimination under state or federal law, shall be settled exclusively by arbitration in Palo Alto, California, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction.

(h)  No Assignment of Benefits.  The rights of any person to payments or
     -------------------------
     benefits under this Agreement shall not be made subject to option or assignment, either by voluntary or involuntary assignment or by operation of law, including (without limitation) bankruptcy, garnishment, attachment or other creditor's process, and any action in violation of this Section 16(h) shall be void.

(i)  Limitation of Remedies.  If the Executive's employment terminates for any
     ----------------------
     reason, the Executive shall not be entitled to any payments, benefits, damages, awards or compensation other than as provided by this Agreement.

(j)  Employment Taxes.  All payments made pursuant to this Agreement shall be
     ----------------
     subject to withholding of applicable taxes.

(k)  Benefit Coverage Non-Additive.  In the event that the Executive is entitled
     -----------------------------
     to life insurance and health plan coverage under more than one provision hereunder, only one provision shall apply, and neither the periods of coverage nor the amounts of benefits shall be additive.

(l)  Discharge of Responsibility. The payments under this Agreement, when made
     ---------------------------
     in accordance with the terms of this Agreement shall fully discharge all responsibilities of the Corporation to the Executive that existed at the time of termination of the Executive's employment.

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

(m)  Attorney and Consultant Fees.  The Corporation will pay for all reasonable
     ----------------------------
     fees incurred in connection with the negotiation and preparation of this Agreement.

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

IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case
------------------
of the Corporation by its duly authorized officer, as of the day and year first above written.


                                     EXECUTIVE



                                             /s/ Donald Listwin
                                     -------------------------------------------
                                                 Donald Listwin



                                     PHONE.COM, INC.


                                     By    /s/ Alain Rossmann
                                        ---------------------------------------

                                     Its    Chairman
                                         --------------------------------------

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